ASSIGNMENT OF MORTGAGE

KNOW THAT, M&T Real Estate Trust (Successor by Merger to M&T Real Estate, Inc.), a Maryland real estate investment trust, having its offices located at One M&T Plaza, Buffalo, New York 14203 ("Assignor"), in consideration of One and More Dollars ($1.00), and other good and valuable consideration paid to it by RBS Citizens, N.A. ("Assignee"), does hereby assign unto the Assignee the mortgage(s) and related documents, if any, set forth on Schedule A attached hereto and made a part hereof (collectively, the "Mortgage"), together with the bond(s), note(s) or other obligation(s) secured by the Mortgage (collectively, the "Obligations") and the moneys due or to grow due thereon with the interest.

TO HAVE AND TO HOLD the same unto the Assignee and to its successors and assigns forever.

This Assignment is made without covenant, representation, warranty or guaranty, written or oral, express or implied of any kind or nature whatsoever by the Assignor, including, but not limited to, the enforceability or collectability of the Mortgage or the Obligations or compliance with any applicable laws or regulations whatsoever, and upon the express condition, understanding and agreement that this Assignment is made without recourse to the Assignor in any event whatsoever by the Assignee, or by any successor to the interest of the Assignee in the Mortgage so assigned and/or the Obligations secured thereby.

By acceptance of this assignment, Assignee acknowledges and agrees that this assignment is made without any covenant, representation, warranty or guaranty, written or oral, express or implied.

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be signed by its duly authorized officer, this 26th day of July, 2011.

M&T REAL ESTATE TRUST

By: [signature]

Its: BANKING OFFICER

STATE OF NEW YORK)
) ss.:
COUNTY OF ERIE)

On the 26th day of July in the year 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared **MARGARITA D. HARTMAN,** personally known to me or proved to me on the basis of satisfactory evidence to be the individuals(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.

[signature: MaryAnn Dearing]
Notary Public

MARYANN DEARING
Notary Public, State of New York
Qualified in Erie County
My Commission Expires April 20, 2014

5465271.1

SCHEDULE A

Mortgage made by Primo DiFelice to The Canandaigua National Bank and Trust Company given to secure the sum of $300,000.00 recorded in the Ontario County Clerk's Office on August 16, 1991 in Liber 716 of Mortgages, at page 1191.

Mortgage made by Primo DiFelice to The Canandaigua National Bank and Trust Company given to secure the sum not to exceed $250,000.00 recorded in the Ontario County Clerk's Office on April 29, 1994 in Liber 844 of Mortgages, at page 126.

The above mortgages were consolidated and modified so as to constitute a single lien of $550,000.000 and interest, by Mortgage Modification and Extension Agreement dated October 29, 1993 and recorded April 29, 1994 in Liber 844 of Mortgages, at page 129.

The above mortgages were further consolidated and modified so as to constitute a single lien of $550,000.000 and interest, by Mortgage Consolidation Agreement dated April 29, 1994 and recorded January 15, 1997 in Liber 954 of Mortgages, at page 456.

Each of the above mortgages were thereafter assigned to M & T Real Estate, Inc. by Assignment of Mortgage dated January 2, 1997 and recorded on January 15, 1997 in Liber 954 of Mortgages, page 454.

Mortgage made by Bzdick Properties, LLC to M & T Real Estate, Inc. given to secure the sum of $293,046.95 recorded in the Ontario County Clerk's Office on January 15, 1997 in Liber 954 of Mortgages, at page 457.

The above mortgages were thereafter consolidated to constitute a single lien of $758,000.00 and interest, by Mortgage Spreader, Consolidation and Modification Agreement dated January 15, 1997 and recorded January 15, 1997 in Liber 954 of Mortgages, at page 465.

The above mortgages were further consolidated and modified to constitute a single lien of $610,574.03 and interest, by Mortgage Modification and Extension Agreement dated February 1, 2007 and recorded February 1, 2007 in Liber 1896 of Mortgages, at page 462.